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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated February 10, 1997, in the Registration Statement (Form S-3) and related Prospectus of Inhale Therapeutic Systems for the registration of 1,725,000 shares of its common stock.

    We also consent to the incorporation by reference therein of our report dated February 10, 1997 with respect to the financial statements of Inhale Therapeutic Systems included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Palo Alto, California
October 3, 1997